EMC Corporation
                      35 Parkwood Drive
                  Hopkinton, MA  01748-9103



                                   February 21, 2000



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

     Re:  EMC Corporation

Ladies and Gentlemen:

     Enclosed for filing on behalf of EMC Corporation, a Massachusetts corporation (the "Company"), is the Company's
Current Report on Form 8-K, being electronically filed pursuant to Regulation S-T.

     Should you have any questions regarding the filing, please contact me at the above address or by telephone at
(508) 435-1000 ext. 76279.

                                   Very truly yours,

                                   \s\ Alyssa J. Huber

                                   Alyssa J. Huber
                                   Corporate Counsel


Enclosure

cc:  New York Stock Exchange